Patrick M. Fahey
Chairman and CEO
Frontier Financial Corporation
(425) 514-0700

Carol E. Wheeler
CFO
Frontier Financial Corporation
(425) 514-0700

FRONTIER FINANCIAL ANNOUNCES
RESULTS OF SPECIAL MEETING OF SHAREHOLDERS

EVERETT, WA – January 26, 2010 – Frontier Financial Corporation (NASDAQ: FTBK), the holding company for Frontier Bank, announced today the results of the voting at its special meeting of shareholders held on January 20, 2010. Approximately 68 percent of the voting power of the outstanding shares entitled to vote was represented, in person or by proxy, at the meeting.

Shareholders voted on and approved the following proposal:

•
The adoption of an amendment to the articles of incorporation of Frontier Financial Corporation to increase the authorized number of shares of common stock from 10,000,000 to 200,000,000 shares (and correspondingly, to increase the total number of authorized shares of all classes of capital stock, including 10,000,000 shares of preferred stock, none of which have been issued, from 20,000,000 to 210,000,000 shares).

About Frontier

Frontier Financial Corporation is a Washington-based financial holding company, providing financial services through its commercial bank subsidiary, Frontier Bank, since 1978. Frontier Bank offers a wide range of banking and financial services to businesses and individuals in its market area, including trust, cash management, and investment and insurance products. Frontier operates 47 offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish, Thurston, and Whatcom counties in Washington and 3 offices in Oregon. Additional information regarding Frontier Bank and its services can be found at the bank’s website: www.frontierbank.com.

This press release includes forward-looking statements and Frontier Financial Corporation intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe Frontier Financial Corporation’s expectations regarding future events. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. Additional information regarding risks and uncertainties is included in Frontier Financial Corporation’s periodic filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. Frontier Financial Corporation undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.